Exhibit 99.1

                                [GRAPHIC OMITTED]

                            SELIGMAN NEW TECHNOLOGIES
                                     FUND II

                                Quarterly Booklet
                                    JUNE 2003

This material is authorized for use only in the case of a prior or concurrent delivery of the offering prospectus for Seligman New Technologies Fund II. Prospectuses contain more complete information, including expenses, fees, and additional risks. The Seligman New Technologies Fund II is closed to new investment. This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and should not be so construed. For the most recent available performance of the Fund, please contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783.

The Seligman New Technologies Fund II is a closed-end fund and shareholders are not able to redeem their shares on a daily basis. For more information about the limited liquidity available, please consult the offering prospectus.

Please keep in mind there is no guarantee as to the accuracy of market forecasts contained herein. Opinions, estimates and forecasts may be changed without notice. Past performance is not a guarantee of future results.

SELIGMAN NEW TECHNOLOGIES FUND II
--------------------------------------------------------------------------------

      I.    PORTFOLIO MANAGER COMMENTARY

      II.   TOP PRIVATE HOLDINGS PROFILES

      III.  PERFORMANCE AND PORTFOLIO ANALYSIS

      IV.   INVESTMENT GROUP


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                               PORTFOLIO MANAGER
                                   COMMENTARY

--------------------------------------------------------------------------------

SELIGMAN NEW TECHNOLOGIES FUND II
--------------------------------------------------------------------------------

      Manager Commentary
      --------------------------------------------------------------------------

      Economic Overview

      We believe the long-standing bear market is nearing its end, both in the broader market and for technology stocks. A number of factors lead us to believe there will be a pick up in investment and a rise in equity prices later this year and into 2004:

      o     Historically low interest and inflation rate environment

      o     Greater access to capital; IPO market pick up

      o     Improving high-yield market; declining default rates

      o     Trillions of dollars idle in low-yielding cash equivalents

      o     Significant income tax cuts; reduction in the taxation on dividends

      Public Market Analysis

      In the public technology sector, we're seeing some broad-based measures of improvement. Over the past year, we've seen the percentage of technology companies pre-announcing negative earning surprises decline, which leads us to believe that earnings have been strengthening. We're also seeing signs of industry consolidation with increased merger and acquisition activity, particularly in the software areas. We feel this increase in M&A activity is a symptom of a maturing technology market, with companies trying to buy growth by expanding product lines, or acquiring products that can be leveraged through existing sales channels.

      Although it is unlikely that we will return to the dramatic returns of the late '90s, we believe the prospects for growth in technology are improving. After war concerns disrupted the end of the first quarter, we're finally seeing an up-tick in spending as corporations are beginning to execute back-burnered projects and beginning to consider putting new projects on the calendar. We remain cautious about IT spending, however, primarily due to the lack of a single broad-based thematic or product driver. And with technology spending now equaling about 40% of US corporate capital expenditure, it will be difficult for tech spending to grow much faster than overall capital spending. Finally, we believe less product differentiation, especially in the hardware areas, will continue to create pricing pressure. Without any clear driver, we believe the technology spending cycle we are entering will be pragmatic, characterized by smaller, more measurable projects that deliver relatively rapid return-on-investment and focus on adding value to existing systems.

      While we would not be surprised if the public technology indices retreated somewhat during the historically slower late summer period, we believe they will end the year higher. Technology stocks historically perform relatively well in late October, November, and December, and we believe this momentum may carry into early 2004. If this can be sustained, we think it follows that some of the hardware areas, such as Semiconductor Equipment, will finally start to see an improvement in order trends sometime in 2004. We are encouraged by the recent shift in the economic and investing environment. This includes the effect of ongoing fiscal and monetary stimulus, which we believe should lead to increased investment and rising equity prices.

      Private Market Analysis

      If the public technology markets continue to improve, we believe the private market should begin to pick up as well as corporate spending and merger and acquisition activity returns to more normal levels. However we expect the private company driven performance to lag public security performance in the near-term.

      Generally, the public market prices stocks based largely on forward looking estimates of earnings multiples or sales expectations. Valuations of venture capital companies are determined with comparatively greater focus on newly reported results for the previous quarter.

      Another reason for lagging private company performance is that, in our experience, the pace of recovery for big technology vendors and small technology vendors is not the same. The large, established companies, with their greater market and economic exposure, have a better current outlook. The outlook for small, privately held tech-


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SELIGMAN NEW TECHNOLOGIES FUND II
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      nology companies, which is dependent on the IPO market and the perceptions of tech buyers, will not likely improve until the public markets show sustained growth and corporate IT buyers are more confident about the longer-term prospects of their privately held technology vendors.

      Despite the belief that the much of the technology industry has reached maturity, we believe there will continue to be investment opportunities in innovative start-ups with new, creative ideas. We believe that the tech naysayers fail to recognize the fundamental nature of technology: its usefulness is limited only by the human imagination. Currently, we believe that Software lies at the heart of most innovative technologies because it is inherently more versatile - and therefore cost effective - than fixed resources. With this in mind, we continue to track new technologies, as well as innovations in established fields like data storage and information security. We believe strongly that our mission of producing superior investment returns by supporting superior technology providers is still valid, and, to the extent the economic recovery builds, we believe we will see a commensurate improvement in the private technology market.

      Venture Capital Pricing Policy

      J. & W. Seligman & Co. Incorporated (the "Manager") will change the fair value of a security in the portfolio based on an analysis of the information available to it. In particular, in determining fair value, the Manager places great emphasis on the financial and business condition of the venture capital companies relative to their respective business plans. In addition to changes resulting from analysis of the venture capital company's success in meeting its model, the Manager will review the fair value of a security when the Manager becomes aware of new information (whether internal or external to the venture capital company) affecting the venture capital company's ability to generate shareholder value.


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

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                                   TOP PRIVATE
                                HOLDINGS PROFILES

--------------------------------------------------------------------------------

SELIGMAN NEW TECHNOLOGIES FUND II
--------------------------------------------------------------------------------

      Top 10 Private Holdings (as of 6/30/03)
      --------------------------------------------------------------------------

                                  ----------------------------------------------
                                  Headquarters: Sunnyvale, CA
      Kintana, Inc.               Founded: 1995
      --------------------------- www.kintana.com
                                  Industry/Sector: Digital Enabling Technologies
                                  ----------------------------------------------

      Company Description:

            Kintana is an enterprise software company completely focused on CIOs' top concerns: maximizing IT business value, optimizing IT service delivery, and reducing IT costs.

            Kintana's approach achieves real-time IT governance for IT organizations. The Kintana IT Governance Suite includes: role-based dashboards, giving IT leaders real-time decision-making and execution capability for both strategic projects and 'keep-the-lights-on' activities; an integrated application suite that digitizes and automates IT business processes from demand to production, and a powerful platform providing workflow, resource, security, execution, and reporting services. Kintana also offers support and education services.

            During the second quarter, Mercury Interactive announced it had signed a definitive agreement to acquire Kintana, Inc. in a transaction valued at approximately $225 million. The total consideration is anticipated to be approximately $100 million of Mercury Interactive stock and approximately $125 million in cash. The closing is expected in the third quarter and is subject to customary closing conditions.

                                  ----------------------------------------------
                                  Headquarters: Herndon, VA
      TruSecure Corp.             Founded: 1989
      --------------------------- www.trusecure.com
                                  Industry/Sector: Digital Enabling Technologies
                                  ----------------------------------------------

      Company Description:

            TruSecure helps organizations ensure the security of critical business information assets.

            TruSecure is a security intelligence and services provider, offering enterprise risk management services. TruSecure's blend of proactive risk reduction with real-time security management, monitoring and response helps assure continuous security of critical business information assets.

            TruSecure assists more than 700 customer sites in over 30 countries around the world. TruSecure provides a comprehensive suite of services - Security Assurances Services, Enhanced Services, and Managed Security Services - that help organizations pragmatically manage risk. Their methodology combines a comprehensive framework that intelligently integrates proactive risk reduction strategies with real-time security management technologies.

                                  ----------------------------------------------
                                  Headquarters: Lexington, MA
      MarketSoft Corporation      Founded: 1998
      --------------------------- www.marketsoft.com
                                  Industry/Sector: Digital Enabling Technologies
                                  ----------------------------------------------

      Company Description:

            MarketSoft provides solutions that potentially drive new sources of revenue by connecting marketing activity with sales results. MarketSoft offers vertical industry solutions to help companies better acquire, cross sell, and retain customers. These solutions are built on an innovative distributed architecture specifically designed for the extended enterprise and an award-winning product platform that potentially increases marketing effectiveness, reduces operating costs, accelerates revenue conversion, and improves visibility across organizational boundaries.

            MarketSoft facilitates potential revenue growth by organizing and automating the business processes between Marketing, Customer Service, Sales, business lines and delivery channels according to each of their customer's business rules.

            MarketSoft's acquisition, cross sell and retention solutions are built upon a base product suite and powered by their distributed rules engine platform.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


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            Customer Acquisition Solutions

            Marketing Productivity Manager: An enterprise-wide marketing process "traffic cop" that manages complex, cross-functional marketing projects.

            Enterprise Opportunity Manager: A single repository for marketing, sales and channel partners to track and manage opportunities and potentially drive higher sales conversion rates.

            Channel Manager: Improve channel sales productivity through effective recruiting, education and cultivation of independents.

            Cross Sell Solutions

            Referral Manager: Empowers contact staff to turn routine customer interactions into potential revenue-generating referrals through customer listening.

            Retention Solution

            Retention Manager: Save best customers and lock in their revenue stream by acting on early warning signs.

                                  ----------------------------------------------
                                  Headquarters: Fort Lauderdale, FL
      GMP Companies, Inc.         Founded: 1999
      --------------------------- www.gmpcompanies.com
                                  Industry/Sector: Other -- Medical Technologies
                                  ----------------------------------------------

      Company Description:

            GMP Companies, Inc. is a global healthcare company that seeks to acquire, develop and commercialize medical technologies. These technologies are typically licensed from academic medical centers, individual inventors, research institutions and partner companies. The Company has established 13 business units with products and technologies in various stages of development and commercialization in the fields of therapeutics, diagnostics and devices relating to the care of patients with medical conditions including glaucoma, diabetes, genetic disorders, cardiovascular diseases and neurological disorders.

            The Company has established a fully integrated infrastructure that offers each business unit a direct connection to resources and expertise that spans medicine, science, engineering, law, business and more. The Company's approach reduces the organizational, administrative and financial burdens on individual business units, freeing innovators to concentrate on their research activities. Using a "research bench to patient" approach attempts to ensure that every aspect of the process is shepherded by experts in each functional area, which the Company believes increases the probability of success.

                                  ----------------------------------------------
                                  Headquarters: London, United Kingdom
      far blue PLC                Founded: 2000
      --------------------------- www.farblue.com
                                  Industry/Sector: Fund of Funds
                                  ----------------------------------------------

      Company Description:

            far blue is an Advisory and Investment boutique focusing on growth companies or companies with strong intellectual property.

            Advisory

            Corporate Finance: far blue's track record in raising capital for clients has included mandates from GBP*1 million to over GBP*20 million across a range of sectors including technology, consumer electronics, medical devices and software. They also advise on IPO, M&A and other exit strategies.

            Research and Due Diligence: far blue completes commercial and technical due diligence on behalf of investors based on its experience of building, running and selling international companies. Due diligence can be completed around a new or existing investment.

            Intellectual Property Management & Exploitation: far blue advises both small companies and multi-nationals in the management and exploitation of their intellectual property portfolios including patents, copyright, trademarks and know-how.

            Business solutions: far blue provides a range of other services. They help companies develop robust strategies as well as prepare investor ready business plans and provide startup and interim management as well as turnaround support.

            Investment/Venture Capital

            Founded in 2000, far blue has invested over GBP*4 million in early stage companies, led investment rounds of over GBP*20 million and advised on both equity and debt transactions valued at over GBP*30 million.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


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            far blue develops and exploits intellectual property rights and builds companies and industrial groups around those rights and new business models. They look to establish or acquire companies with certain core areas of expertise including data storage and data networking, that they can build and grow, either organically or through acquisition. They also create their own companies around intellectual property far blue either owns or acquires.

                                  ----------------------------------------------
                                  Headquarters: San Mateo, CA
      Vividence Corporation       Founded: 1998
      --------------------------  www.vividence.com
                                  Industry/Sector: Digital Enabling Technologies
                                  ----------------------------------------------

      Company Description:

            Vividence is a provider of customer experience market research. Leveraging proprietary technology and comprehensive research panels, Vividence attempts to capture a complete picture of users' behaviors, thoughts and attitudes online. Their custom research provides insights and recommendations for businesses acquiring, converting, or serving customers through the web. Their vertical-focused, syndicated research provides comparative data on industry trends and best practices.

            Vividence's customer experience evaluation methodology intercepts live users or sends actual or target customers to any Web site. Participation takes place in the users' natural environment. Panelists use the Vividence Connector and Internet Explorer browser to accomplish specific tasks on the site(s), answering questions and offering spontaneous qualitative feedback. Vividence collects qualitative, quantitative and behavioral data and delivers performance metrics via CustomerScope(TM), a web-based reporting and analysis tool.

            Vividence technology can be used to evaluate a client's beta or live site - or a competitor's live site - all without IT involvement or software installations. Clients can use Vividence tools directly or leverage custom or syndicated research programs. A typical custom evaluation includes a sample of 200 to 800 users, consisting of either a client's actual customers or target members of the 160,000-person Vividence Research Panel. Vividence consultants interpret site performance metrics, making recommendations for high-impact improvements. A typical syndicated study spans multiple websites, gathering feedback from thousands of users to draw robust industry conclusions.

            More than 250 customers, and more than 100 of the Fortune 1000 use Vividence.

                                             -----------------------------------
      Asia Internet Capital Ventures, L.P.   Headquarters: Hong Kong, China
      -------------------------------------  Founded: 1999
                                             Industry/Sector: Fund of Funds
                                             -----------------------------------

      Company Description:

            Asia Internet Capital Ventures L.P. ("AICV") is a venture capital fund organized under Delaware law. EC Investment Services Limited is the general partner of AICV. It was established in September 1999 and is a leading investment company focusing in eLogistics, Multimedia, Technology and financial services in Asia. Professionals at the company believe that the future of the Greater China Region (China, Taiwan and Hong Kong) will be positive, especially taking into account the long-term growth opportunities associated with China's entry to the WTO.

                                             -----------------------------------
                                             Headquarters: Sunnyvale, CA
      Blue Pumpkin Software, Inc.            Founded: 1997
      -------------------------------------  www.bluepumpkin.com
                                             Industry/Sector: Digital Enabling
                                                              Technologies
                                             -----------------------------------

      Company Description:

            Blue Pumpkin is a leader in workforce optimization. The integrated Blue Pumpkin Workforce Optimization Suite enables companies to establish measurable goals, develop long-term staffing plans, deploy resources, manage employee performance, evaluate the results, and implement on-going improvements. Addressing a broad range of key business challenges with both technology and professional services, the Company seeks to help their customers achieve higher profitability, increased customer satisfaction, and improved employee productivity.

            Founded in 1997 and rated on the 2002 Inc 500 list as the fifth fastest-growing private company in America, Blue Pumpkin solutions seek to deliver value and high ROI to more than 1,000 organizations worldwide.

                                             -----------------------------------
                                             Headquarters: San Jose, CA
      Nextest Systems Corp.                  Founded: 1997
      -------------------------------------  www.nextest.com
                                             Industry/Sector: Other
                                             -----------------------------------

      Company Description:

            Nextest Systems Corporation is a low-cost provider in the design and manufacturing of Automatic Test Equipment for non-volatile

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


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            memory, micro-controllers, ASIC and system-on-a-chip semiconductors.
            The Company's products address the growing demand for increased speeds, reliability, functionality and capacity, while reducing time to market and the cost of test. Nextest has over 700 systems installed worldwide.

            Nextest Systems' research and development, marketing, worldwide sales, customer support, and manufacturing are located in San Jose, California, at the heart of the Silicon Valley. The company addresses its customer base with a combination of direct sales efforts augmented by use of manufacturer's representatives. Manufacturing is extensively subcontracted to outside suppliers, providing Nextest with the production capacity and flexibility to handle customer requirements.

                                  ----------------------------------------------
                                  Headquarters: Los Angeles, CA
      Adexa, Inc.                 Founded: 1994
      --------------------------  www.adexa.com
                                  Industry/Sector: Enterprise Business
                                                   Infrastructure
                                  ----------------------------------------------

      Company Description:

            Adexa delivers enterprise business planning and performance management solutions that link strategic planning, financial planning and supply chain planning.

            Founded in 1994, Adexa has at its core comprehensive planning, modeling and collaboration technologies, designed to bridge the gap between enterprise stakeholders, geographic locations, customers and supply chains. Adexa assists with the identification of strategic objectives, plans the supply chain to meet them, executes against the plan, then monitors and measures progress using hundreds of key performance indicators. Inherent event management capabilities enable managers to proactively deal with issues before they grow into problems through the use of KPI reports, alerts and messages. The impact of Adexa solutions can be measured with financial markers such as improved revenues, profitability and returns on invested capital.

            Headquartered in Los Angeles, California, Adexa maintains three additional offices in the United States and eight international offices across Canada, Asia, and Europe. Adexa's global customer base includes over eighty Fortune 2000 industry leaders.


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--------------------------------------------------------------------------------

                                PERFORMANCE AND
                               PORTFOLIO ANALYSIS

--------------------------------------------------------------------------------

SELIGMAN NEW TECHNOLOGIES FUND II
--------------------------------------------------------------------------------

      Performance & Portfolio Analysis (6/30/03)
      --------------------------------------------------------------------------

      ------------------------
      New Technologies Fund II  Inception Date: 06/22/2000
      --------------------------------------------------------------------------

      -----------------
      Portfolio Returns
      -----------------

                                                                    Goldman        Goldman
                                                      Fund           Sachs          Sachs
                                                   Performance     Tech Index  Blended Index(1)
      =========================================================================================
      Cumulative Total Return Since Inception         -82.6%         -69.8%         -76.0%
      -----------------------------------------------------------------------------------------
      Average Annual Return Since Inception           -44.0%         -32.7%         -37.6%
      -----------------------------------------------------------------------------------------
      One Year Total Return                           -21.5%           8.6%          25.5%
      -----------------------------------------------------------------------------------------
      YTD Total Return                                 23.3%          21.8%          40.2%
      -----------------------------------------------------------------------------------------

      --------------------------
      Sector Analysis (% of NAV)
      --------------------------

                                                      Public        Private          Total
      ====================================================================================
      Broadband and Fiber Optics                        2.0%           1.8%           3.8%
      ------------------------------------------------------------------------------------
      Digital Enabling Technologies                     8.9%          28.2%          37.1%
      ------------------------------------------------------------------------------------
      Enterprise Business Infrastructure               23.3%           0.7%          24.0%
      ------------------------------------------------------------------------------------
      Internet Business-to-Consumer                     0.6%           0.0%           0.6%
      ------------------------------------------------------------------------------------
      Wireless                                          1.3%           0.6%           1.9%
      ------------------------------------------------------------------------------------
      Other                                            25.3%           7.3%          32.6%
      ====================================================================================
      Total                                            61.4%          38.6%         100.0%
      ====================================================================================

      Top Holdings
      --------------------------------------------------------------------------

      ----------------------
      Top 10 Public Holdings
      ----------------------

      (Represents 23.4% of Net Assets)
      ==========================================================================
      Synopsys
      --------------------------------------------------------------------------
      Symantec
      --------------------------------------------------------------------------
      Microsoft
      --------------------------------------------------------------------------
      Lexmark
      --------------------------------------------------------------------------
      Amdocs
      --------------------------------------------------------------------------
      PrintCafe Software
      --------------------------------------------------------------------------
      Laboratory Corp. of America
      --------------------------------------------------------------------------
      BMC Software
      --------------------------------------------------------------------------
      SunGard Data Systems
      --------------------------------------------------------------------------
      Quest Diagnostics
      --------------------------------------------------------------------------

      -----------------------
      Top 10 Private Holdings
      -----------------------

      (Represents 35.2% of Net Assets)
      ==========================================================================
      Kintana, Inc.
      --------------------------------------------------------------------------
      TruSecure Corporation
      --------------------------------------------------------------------------
      MarketSoft Corporation
      --------------------------------------------------------------------------
      GMP Companies, Inc.
      --------------------------------------------------------------------------
      far blue PLC
      --------------------------------------------------------------------------
      Vividence Corporation
      --------------------------------------------------------------------------
      Asia Internet Capital Ventures, L.P.
      --------------------------------------------------------------------------
      Blue Pumpkin Software
      --------------------------------------------------------------------------
      Nextest Systems Corp.
      --------------------------------------------------------------------------
      Adexa, Inc.
      --------------------------------------------------------------------------

      ----------------------------------------------
      Venture Capital Advance/Decline Information(2)
      ----------------------------------------------

      Since 3/31/03                                                    # of Co's
      --------------------------------------------------------------------------
      Advancing Issues                                                        13

      Declining Issues                                                        11
      --------------------------------------------------------------------------

      ==========================================================================
      Active Investments(3)                                                   32
      ==========================================================================

      --------------------------------
      Venture Capital Liquidity Events
      --------------------------------

      Completed IPOs Since Inception                                           2
      --------------------------------------------------------------------------
      Companies Acquired by
      Third Party Since Inception                                              5
      --------------------------------------------------------------------------
      Companies Currently in
      SEC Registration                                                         0
      --------------------------------------------------------------------------
      Total Private Investments
      Since Inception                                                         44
      --------------------------------------------------------------------------

      ==========================================================================
      Failed Investments(4)                                                   14
      ==========================================================================

      ----------------------------------------
      Venture Capital Private Funding Analysis
      ----------------------------------------

                                                           Percent of Net Assets
      --------------------------------------------------------------------------
      Private Securities                                           38.6%
         Private Securities Funded to Break-Even(5)                35.1%
         Private Securities Subject to Financing Risk(6)            3.5%
      --------------------------------------------------------------------------
      Average Months Remaining Cash for Operations
      (for Private Securities Subject to Financing Risk)            6.8
      --------------------------------------------------------------------------

See footnotes on page 13. This page and the information contained herein cannot be reviewed, discussed or shown unless accompanied by the footnotes contained on page 13 of this Quarterly Booklet.


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      Footnotes
      --------------------------------------------------------------------------

      Past performance is no guarantee of future results.

      Returns for the Fund assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value and with the effect of the initial 5.2% maximum sales charge. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. In addition, an investment in the Fund involves investment risks, including the possible loss of principal.

      For more information, including a Private Placing Memorandum that contains information about fees, expenses and risks, please contact your financial advisor. An investment in the Fund may only be made on the basis of a Private Placing Memorandum.

      The Fund is actively managed and its respective holdings are subject to change.

      The Fund invests primarily in the stock of technology companies, including private companies typically not available to the general public. This venture capital investing is highly speculative. Additionally, such stocks may be subject to increased government regulation and offer limited liquidity. Investments concentrated in one economic sector, such as technology, may be subject to greater price fluctuations than a portfolio of diversified investments. The stocks of smaller companies may be subject to above-average market price fluctuations. Please consult the Fund's Private Placing Memorandum for more information about risk.

      Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. The Goldman Sachs Technology Index reflects the performance of publicly traded companies only.

      (1) The Goldman Sachs "Blended" Index is an index created by J. & W. Seligman & Co. Incorporated ("Seligman"), the Funds' manager, using four of the six sub-indices within the Goldman Sachs Technology Index. The Blended Index consists of a twenty-five percent equal weighting in the following Goldman Sachs Technology Index sub-indices: Goldman Sachs Software Index (Symbol: GSO); Goldman Sachs Internet Index (Symbol: GIN); Goldman Sachs Multimedia Networking Index (Symbol: GIP); and Goldman Sachs Semiconductor Index (Symbol: GSM). The Manager selected these four sub-indices because, in its view, they better represent the sectors within the technology industry in which the Funds primarily invest. The Funds' holdings, however, are not evenly weighted among these four sectors, and the weightings of the holdings of either or both Funds may differ significantly among these sectors. Material investments have been and may be made outside these sectors. The Funds are actively managed and their holdings are subject to change.

      (2) An advancing issue is a company whose valuation has increased since the last reporting period for reasons including, but not limited to, new rounds of financing, revised financial projections, exchange rate fluctuations and exceeding performance expectations. Similarly, a declining issue is one whose valuation has decreased since the last reporting period.

      (3) Includes companies that are funded to break-even (see footnote 5), not funded to break-even (see footnote 6), failed investments that have not declared bankruptcy (see footnote 4), fund of fund investments, and public holdings originated from private investments.

      (4) Includes those companies that have filed for bankruptcy and those companies that Seligman believes will imminently file for bankruptcy or have reduced their operations to the extent that there can be no meaningful business going forward.

      (5) Seligman evaluates each private company in the portfolio and determines whether, in its view, a company may reach break-even/profitability with existing capital. If a company is classified as "Funded to Break-Even" it means that it is able, in the opinion of Seligman, to fund its operations without additional outside financing. That determination may differ significantly from the view of the company itself and from actual results. There can be no assurances that such companies will actually break-even or remain or become profitable.

      (6) Those companies that, in the opinion of the Seligman, do not currently have sufficient capital to reach break-even.

      This material is authorized for use only in the case of a prior or concurrent delivery of the offering prospectus for Seligman New Technologies Fund II. Prospectuses contain more complete information, including expenses, fees, and additional risks. The Fund is closed to new investment. For the most recent available performance of the Fund, please contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783.


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                                INVESTMENT GROUP

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

SELIGMAN NEW TECHNOLOGIES FUND II
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      Thomas Hirschfeld

      Managing Director (New York)

      Joined Seligman: 2001

      Investment Experience: 14 years

      Co-Portfolio Manager for Seligman New Technologies Fund and Seligman New Technologies Fund II and Seligman New Technologies Venture Fund and Seligman New Technologies Venture Fund II. Heads Seligman's Venture Capital effort.

      Prior Experience:

      General Partner, Patricof & Co. Ventures. Vice President, Investment Banking at Salomon Brothers. Assistant to the Mayor of New York City.

      Education:

      BA (Classics) - Harvard; MA (Economics, Politics) - Oxford

      Private Industry Coverage:

      Software (Mainframe/ Platform/ Utilities, Applications/ Security)

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      Richard M. Parower, CFA

      Senior Vice President (New York)

      Joined Seligman: 2000

      Investment/Industry Experience: 9 years

      Co-Portfolio Manager for Seligman New Technologies Fund and Seligman New Technologies Fund II and Seligman New Technologies Venture Fund and Seligman New Technologies Venture Fund II. Also co-manages Seligman Global Technology Fund.

      Prior Experience:

      Senior Analyst covering Global IT at Citibank Global Asset Management. Senior Analyst with Montgomery Asset Management. Securities Analyst with GT Capital Management and Cowen Asset Management.

      Education:

      BA (Economics) - Washington University; MBA (Finance/International Business) - Columbia

      Public Industry Coverage:

      Software (Applications & Security), Technology Services (IT Services/ Consulting/Data Processing)

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      Greg Cote

      Vice President/CFO - Venture Capital Investments (California)

      Joined Seligman: 1999

      Investment Experience: 11 years

      Prior Experience:

      Vice President, Venture Bank (div. of PNC). High-tech loan group, Comerica. CFO, Microsystems Development Corp.

      Education:

      BS (Economics) - University of Michigan; MBA (Marketing) summa cum laude - UCLA

      Private Industry Coverage:

      Software, Wireless

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      Vishal Saluja

      Senior Vice President (California)

      Joined Seligman: 2000

      Investment/Industry Experience:11 years

      Prior Experience:

      Vice President, focusing on late-stage venture capital technology investments, Franklin Templeton Group. Engagement Manager focusing on financial services industry at McKinsey & Co.

      Education:

      BS (Finance) summa cum laude / BAS (Applied Science) - University of Pennsylvania/Wharton and School of Engineering; MBA - Stanford

      Private Industry Coverage:

      Networking, Wireline Equipment

      Public Industry Coverage:

      Wireline Equipment, Electronic Design Software, Semiconductors (Communications ICs)


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      Ajay Diwan

      Senior Vice President (California)

      Joined Seligman: 2001

      Investment Experience: 13 years

      Prior Experience:

      Senior analyst covering data networking, optical, and wireless industries at Goldman Sachs; analyst covering data networking at PaineWebber.

      Education:

      BS (Electrical Engineering and Applied Physics) - Case Western Reserve; MBA (Finance) - Columbia

      Private Industry Coverage:

      Networking, Wireline Equipment, Data Storage, Semiconductor Capital Equipment

      Public Industry Coverage:

      Networking, Wireless and Wireline Equipment, Data Storage, Semiconductor Capital Equipment

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      Lauren Wu

      Assistant Vice President (California)

      Joined Seligman: 2001

      Investment Experience:

      5 years

      Prior Experience:

      Associate, Wasserstein Ventures. Associate, Financial Sponsors Investment Banking at Merrill Lynch. Business Analyst at McKinsey & Co.

      Education:

      BS (Industrial Engineering Wilson Medal Scholar) - University of Toronto; MBA (Financial Management) - MIT/Sloan

      Private Industry Coverage:

      Generalist

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      Sangeeth Peruri

      Assistant Vice President (California)

      Joined Seligman: 2000

      Investment Experience:

      3 years

      Prior Experience:

      Analyst, Technology Investment Banking group at Morgan Stanley.

      Education:

      BA (Economics) Phi Beta Kappa - Brown. Rotary Scholarship, Henry Martyn Institute in Hyderabad, India.

      Private Industry Coverage:

      Semiconductors, Computers and Peripherals, Networking, Wireline Equipment

      Public Industry Coverage:

      Semiconductors


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